     As filed with the Securities and Exchange Commission on April 17, 2000
                                                      Registration No. 333-77881
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                --------------

                       POST EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               --------------
                            SOUTHWEST WATER COMPANY
            (Exact name of Registrant as specified in its charter)

        Delaware                                                                                             95-1840947
(State or other jurisdiction of                                                                            (I.R.S. Employer
incorporation or organization)                                                                            Identification No.)
                                                   225 North Barranca Avenue, Suite 200
                                                    West Covina, California 91791-1605
                                                            (626) 915-1551

         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                    Peter J. Moerbeek                                                        Copy to:
                 Chief Financial Officer                                                 James W. Daniels
          225 North Barranca Avenue, Suite 200                                           Latham & Watkins
           West Covina, California 91791-1605                                     650 Town Center Drive, 20th Floor
                   (626) 915-1551                                                 Costa Mesa, California  92626
                   (626) 915-1551                                                        (714) 540-1235

    (Name, address, including zip code, and telephone
   number, including area code, of agent for service)
--------------------------------------------------------------------------------------------------------------------------------

Approximate date of commencement of the proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                         Amount to                                      Proposed Maximum
         Title of Securities                be               Proposed Maximum             Aggregate                 Amount of
           to be Registered           Registered(1)(2)   Offering Price per unit (3)   Offering Price (3)        Registration  Fee

-----------------------------------------------------------------------------------------------------------------------------------
Common Stock (4), par value               127,679                   0                      $0.00                     $0.00
$.01 per share
====================================================================================================================================

(1) These shares are being registered pursuant to Rule 416(b) under the Securities Act of 1933, as amended, to reflect the 3 for 2 stock split of the common stock of Southwest Water Company (the "Company") on October 20, 1999 to stockholders of record on October 1, 1999.
(2) This Registration Statement shall also cover any additional shares of common stock which become issuable by reason of any future stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of the Company.
(3) Pursuant to Section 416(b) of the Securities Act of 1933, as amended, no registration fee is required.
(4) Each share of common stock being registered hereunder, if issued prior to the termination by the Company of its Rights Agreement dated as of April 6, 1998, will include one preferred share purchase right. Prior to the occurrence of certain events, the preferred share purchase rights will not be exercisable or evidenced separately from the common stock.

================================================================================

Stock Split

    This Registration Statement covers 127,679 additional shares of our common stock that were issued as a result of a 3 for 2 stock split paid on October 20, 1999 to stockholders of record on October 1, 1999. On May 6, 1999, the Company filed with the Securities and Exchange Commission Registration Statement on Form S-3 (Registration Statement No. 333-77881) covering 255,358 shares of our common stock held by two potential affiliates.

Effect of Stock Split on Securities Registered Hereunder

     Pursuant to Section 416(b) of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 is deemed to cover all 127,679 additional shares of common stock and all 127,679 additional attached preferred share purchase rights issuable in the stock split to the selling stockholders under this Registration Statement.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post Effective Amendment No. 1 to Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Covina, California on the 20th day of March, 2000.

                                         Southwest Water Company



                                         /s/ Anton C. Garnier
                                         --------------------
                                         Anton C. Garnier
                                         President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the March 20, 2000.

               Signature                                    Title
               ---------                                    -----
/s/                *                      President and Chief Executive Officer, Director
---------------------------------------   (Chief Executive Officer)
Anton C. Garnier

/s/                *                      Chief Financial Officer
---------------------------------------   (Principal Financial and Accounting Officer)
Peter J. Moerbeek

/s/                *                      Director
---------------------------------------
H. Frederick Christie

/s/                *                      Director
---------------------------------------
Monroe Harris

/s/                *                      Director
---------------------------------------
Donovan D. Huennekens

/s/                *                      Director
---------------------------------------
Richard Kelton

/s/                *                       Director
---------------------------------------
Maureen A. Kindel

/s/                *                       Director
---------------------------------------
Richard G. Newman

* By: /s/ Peter J. Moerbeek
     -------------------
          Peter J. Moerbeek
          Attorney-in-fact

                                       3